UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                                RDO EQUIPMENT CO.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
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5)   Total fee paid:

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     [_] Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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          4)   Date Filed:

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


                                 [LOGO] RDO(R)
                                        EQUIPMENT CO.
                           2829 South University Drive
                            Fargo, North Dakota 58103
                                 (701) 297-4288


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 5, 2001


         The annual meeting of stockholders of RDO Equipment Co. will be held in the Centrum Room of the Knutson Center at Concordia College of Moorhead, Moorhead, Minnesota, beginning promptly at 11:00 a.m. on Tuesday, June 5, 2001, for the following purposes:

         1.       To elect directors.

         2. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on April 20, 2001 are entitled to vote at the meeting.

         A map with directions to the meeting can be found at the end of this Proxy Statement.

         We look forward to seeing you at the meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.



                                        For the Board of Directors,

                                        Ronald D. Offutt
                                        CHAIRMAN OF THE BOARD


April 27, 2001

                                 [LOGO] RDO(R)
                                        EQUIPMENT CO.
                           2829 South University Drive
                            Fargo, North Dakota 58103
                                 (701) 297-4288


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  June 5, 2001


                                  INTRODUCTION

         The annual meeting of the stockholders ("Annual Meeting") of RDO Equipment Co., a Delaware corporation ("Company"), will be held in the Centrum Room of the Knutson Center at Concordia College of Moorhead, Moorhead, Minnesota, beginning at 11:00 a.m. on Tuesday, June 5, 2001.

         A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material to the recordholders of Class A Common Stock and Class B Common Stock (collectively, "Common Stock") of the Company, as well as the cost of forwarding such material to the beneficial owners of Class A Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Class A Common Stock.

         Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by stockholders. Proxies that are signed by stockholders but that lack any such specification will be voted in favor of the election of the nominees for directors as listed in this Proxy Statement. Because the seven director nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting will be elected as directors, votes that are withheld from the election of the director nominees will be excluded entirely from the vote and will have no effect.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AS SET FORTH IN THIS PROXY STATEMENT.

         The Company expects that this Proxy Statement and proxy card will be first mailed to stockholders on or about May 9, 2001.

                           OUTSTANDING SHARES; VOTING

         Only holders of Common Stock of record at the close of business on April 20, 2001 will be entitled to vote at the Annual Meeting. On such date, the Company had 5,731,008 outstanding shares of Class A Common Stock, each such share entitling the holder thereof to one vote per share of Class A Common Stock (an aggregate of 5,731,008 votes) on each matter to be voted on at the Annual Meeting, and 7,450,492 outstanding shares of Class B Common Stock, each such share entitling the holder thereof to four votes per share of Class B Common Stock (an aggregate of 29,801,968 votes) on each matter to be voted on at the Annual Meeting. Accordingly, the aggregate number of potential votes at the Annual Meeting is 35,532,976. Ronald D. Offutt, Chairman and Chief Executive Officer of the Company, is the holder of all outstanding shares of Class B Common Stock. Holders of shares of Common Stock vote as a single class on all matters submitted to a vote of stockholders except with respect to future issuances of Class B Common Stock and as otherwise required by law.

         The presence, in person or by proxy, of the holders of a majority of voting power of the shares of Common Stock entitled to vote at the Annual Meeting (17,766,489 votes) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for the purposes of determining a quorum, without regard to whether the proxy card reflects votes withheld from a director nominee or an abstention (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). The election of directors requires the affirmative vote of a plurality of the total shares present and entitled to vote. Holders of shares of Common Stock are not entitled to cumulate voting rights.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information with respect to each stockholder who the Company believes to be a beneficial owner of more than five percent of either class of outstanding Common Stock:

                                             Number of       Percent       Number of      Percent
Name and Address                          Class A Shares    of Class    Class B Shares    of Class
----------------                          --------------    --------    --------------    --------
State of Wisconsin Investment Board(1)        794,600         13.9%             --             --
     P. O. Box 7842
     Madison, Wisconsin  53707

Dimensional Fund Advisors Inc.(2)             387,300          6.8%             --             --
     1299 Ocean Avenue
     Santa Monica, California  90401

Credit Suisse First Boston(3)                 321,000          5.6%             --             --
     11 Madison Avenue
     New York, New York  10010

Allan F. Knoll(4)                             661,170         11.4%             --             --
     2829 South University Drive
     Fargo, North Dakota  58103

Ronald D. Offutt(5)                           631,692         10.9%      7,450,492          100.0%
     2829 South University Drive
     Fargo, North Dakota  58103

Paul T. Horn(4)                               440,080          7.7%             --             --
     2829 South University Drive
     Fargo, North Dakota  58103

------------------------------
(1) Based solely upon information contained in Schedule 13G, Amendment No. 4, of the State of Wisconsin Investment Board ("WIB") dated February 14, 2001. According to this filing with the Securities and Exchange Commission ("SEC"), WIB is a government agency that manages public pension funds, and WIB has sole voting power and sole dispositive power over these shares.

(2) Based solely upon information contained in Schedule 13G of Dimensional Fund Advisors Inc. ("DFA") dated February 2, 2001. According to this filing with the SEC, DFA is a registered investment advisor, and these shares are owned by registered investment companies to which DFA furnishes investment advice and by other investment vehicles for which DFA serves as investment manager. This filing also indicates that DFA has sole voting power and sole dispositive power over these shares.

(3) Based solely upon information contained in Schedule 13G, of Credit Suisse First Boston ("CSFB"), on behalf of itself and its subsidiaries, to the extent that they constitute part of the Credit Suisse First Boston business unit ("CSFB business unit") dated February 14, 2001. According to this filing with the SEC, CSFB business unit is engaged in the corporate and investment banking, trading (equity, fixed income and foreign exchange), private equity investment and derivatives businesses on a world wide basis. CSFB business unit holds all of these shares in proprietary trading and investment accounts. This filing also indicates that CSFB business unit has shared voting power over all of these shares, and shared dispositive power over all of these shares.

(4) See "Election of Directors" and "Beneficial Ownership of Management" below for more information about Mr. Knoll, who is a director and officer of the Company and Mr. Horn, who is a director of the Company, and their respective beneficial ownership of Class A Common Stock.

(5) Mr. Offutt is the Company's founder and principal stockholder. See "Election of Directors" and "Beneficial Ownership of Management" below for more information about Mr. Offutt and his beneficial ownership of Common Stock. Mr. Offutt has informed the Company that he intends to vote his shares in accordance with the recommendations of the Company's Board of Directors.


                              ELECTION OF DIRECTORS

NOMINATION

         The Company's Bylaws provide that the number of directors that shall constitute the Board of Directors ("Board") shall be not less than three and not more than nine members, the exact number of which shall be fixed by the Board. There are currently seven members of the Board. By action of the Board taken on March 19, 2001, the Board resolved to fix the number of directors at seven and to nominate seven persons to stand for election at the 2001 Annual Meeting of Stockholders. All of the nominees are currently members of the Board. Directors elected at the Annual Meeting will hold office until the next Annual Meeting or until their successors are duly elected and qualified.

         The seven director nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting will be elected as directors. Votes that are withheld from the election of the director nominees will be excluded entirely from the vote and have no effect. The Board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement. The Board intends to vote the proxies solicited on its behalf (other than proxies in which the vote is withheld) for the election of each of the nominees as directors. If, prior to the Annual Meeting, the Board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by the Board to fill such vacancy, unless a stockholder indicates to the contrary on his or her proxy. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve. Under an agreement with Deere & Company ("Deere"), a principal supplier of equipment to the Company, Deere has the right to have input with respect to the selection of nominees to the Company's Board and the removal of directors. The Board selected all of the nominees, and the selections were not based on any input from Deere. There are no other agreements or arrangements between a nominee and any other person pursuant to which such nominee was selected.

INFORMATION ABOUT NOMINEES

         The following table sets forth certain information as of March 31, 2001, which has been furnished to the Company by the persons who have been nominated by the Board to serve as directors until the Annual Meeting in calendar 2002:

                                                                                               DIRECTOR
NOMINEES FOR ELECTION     AGE     PRINCIPAL OCCUPATION                                          SINCE
---------------------     ---     --------------------                                          -----
Ronald D. Offutt           58     Chairman  and Chief  Executive  Officer of R.D.  Offutt        1968
                                  Company

Paul T. Horn               58     Member, Board of Directors of R.D. Offutt Company              1986

Allan F. Knoll             57     Chief  Financial  Officer and Secretary of R.D.  Offutt        1974
                                  Company

Bradford M. Freeman        59     Partner of Freeman Spogli & Co.                                1997

Ray A. Goldberg            74     George  M.  Moffett   Professor  of   Agriculture   and        1997
                                  Business,  Emeritus,  at the Harvard Graduate School of
                                  Business Administration

Norman M. Jones            70     Member, Board of Directors of LB Community Bank & Trust        1997

James D. Watkins           53     Owner and President of J.D. Watkins Enterprises, Inc.          1997

OTHER INFORMATION ABOUT NOMINEES

         RONALD D. OFFUTT is the Company's founder, President, Chairman, Chief Executive Officer and principal stockholder. He has served as the Company's President since December 2000. He has served as a member of the Company's Office of the Chairman from December 1998 to December 2000, and served as President of the Company from its formation in 1968 until August 1996. Mr. Offutt also serves as Chief Executive Officer and Chairman of the Board of R.D. Offutt Company ("Offutt Co.") and other entities he owns, controls or manages (collectively, "Offutt Entities") which are engaged in a variety of businesses such as farming, food processing, auto dealerships and agricultural financing activities, some of which transact business with the Company. See "Certain Relationships and Related Transactions." Mr. Offutt spent approximately one-fourth of his time on the business of the Company during fiscal 2001. He is Former Chairman of the Board of Regents of Concordia College of Moorhead and is a graduate of Concordia College of Moorhead with a degree in Economics. Mr. Offutt is the father of Christi J. Offutt, Chief Operating Officer.

         PAUL T. HORN has served as a director of the Company since 1986. Mr. Horn has also served as a member of the Company's Office of the Chairman from December 1998 to December 2000, and as President of the Company from August 1996 to December 2000. Mr. Horn also served as Chief Operating Officer of the Company from 1986 through 1999. Prior to October 1996, he was an employee of Offutt Co. and spent approximately one-fourth of his time on the business of the Company. From October 1996 to December 2000, he was an employee of the Company and devoted substantially all of his time on the business of the Company. Mr. Horn serves as a director and officer and is a beneficial stockholder of many of the Offutt Entities. Mr. Horn currently serves as Vice Chairman of the Board of Directors of Northern Grain Company, a regional grain elevator. Mr. Horn is a graduate of Michigan State University with degrees in Business Administration and Agronomy.

         ALLAN F. KNOLL has served as Secretary and a director of the Company since 1974. Mr. Knoll also served as a member of the Company's Office of the Chairman from December 1998 to December 2000. He served as Chief Financial Officer of the Company from 1974 through January 1999. Mr. Knoll also serves as Chief Financial Officer and Secretary of Offutt Co., and serves as a director and officer and is a beneficial stockholder of many of the Offutt Entities. Mr. Knoll spent approximately one-fourth of his time on the business of the Company during fiscal 2001. Mr. Knoll is a graduate of Moorhead State University with degrees in Business Administration and Accounting.

         BRADFORD M. FREEMAN has been a director of the Company since January 1997. Mr. Freeman is a founding partner of Freeman Spogli & Co., a private equity investment firm with offices in Los Angeles and New York. Since its founding in 1983, Freeman Spogli & Co. has organized the acquisitions of 34 companies with aggregate transaction values in excess of $12 billion. Mr. Freeman serves on the Board of Directors of CB Richard Ellis Services, Inc. and serves on the Board of Trustees of Stanford University. Mr. Freeman is a graduate of Stanford University and Harvard Business School.

         RAY A. GOLDBERG has been a director of the Company since January 1997. Mr. Goldberg has been a professor at the Harvard Graduate School of Business Administration since 1955 and became emeritus in July 1997. He also serves as faculty chairman of the Agribusiness Senior Management Seminar. Mr. Goldberg serves on the Board of Directors of the following companies: Smithfield Foods, Inc., the largest vertically integrated producer and marketer of fresh pork and processed meats in the United States; Cybercrop.com, a global internet company that puts buyers and sellers of agricultural products together; Daymon Associates, a private label food leader that also provides coordination between food manufacturers and retailers; and Veritec Inc., a technology company that monitors quality control for food and pharmaceutical products.

         NORMAN M. JONES has been a director of the Company since January 1997. In December 1996, Mr. Jones organized Metro Bancorp, Inc., a regional banking firm located in Minneapolis, Minnesota, and served as its Chairman until its acquisition by LB Community Bank & Trust ("LB") in March 1999 at which time he became a member of the Board of Directors of LB. From 1995 to July 1997, Mr. Jones was the Chairman of First Bank Savings, fsb, the thrift subsidiary of U.S. Bancorp (formerly First Bank System, Inc.). Prior to 1995, Mr. Jones was the Chairman and Chief Executive Officer of Metropolitan Financial Corporation, a regional thrift holding company, where he was employed from 1952 through 1995 when U.S. Bancorp acquired it. Mr. Jones is a board member and Chairman of Luther Seminary Foundation and an Advisory Board Member for Slumberland, Inc., a retail furniture chain. Mr. Jones is a graduate of Concordia College of Moorhead.

         JAMES D. WATKINS has been a director of the Company since January 1997. Mr. Watkins founded J.D. Watkins Enterprises, Inc. (an investment company involved in domestic and international companies, acquisitions and investments) in June 1993 and continues to serve as its President. Mr. Watkins founded Golden Valley Microwave Foods, Inc. (a company specializing in food products designed for use in microwave ovens) in 1978 and continuously served as its Chairman and Chief Executive Officer until it was acquired by ConAgra, Inc. (a diversified international food company) in July 1991. Mr. Watkins served in ConAgra's Office of the President as President and Chief Operating Officer of ConAgra Diversified Products Companies until July 1997. Mr. Watkins currently serves as a Trustee of Ronald McDonald House Charities and as a member of the Board of Overseers, Carlson School of Management, University of Minnesota. Mr. Watkins is a graduate of the University of Minnesota with a degree in Economics and Fine Arts.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Board, which held four meetings during the fiscal year ended January 31, 2001. Committees established and maintained by the Board include the Audit Committee, the Compensation Committee and the Executive Committee. Each director attended at least 75% of all meetings of the Board and committees on which he served during fiscal 2001.

         The Audit Committee consists of Messrs. Goldberg, Jones and Knoll, each of whom is a member of the board of directors. Each audit committee member qualifies as "independent" as defined under the New York Stock Exchange's Listed Company Manual Section 303.01(B)(3), except Mr. Knoll who was appointed pursuant to the "override" provision of Section 303.02(D) of the Listed Company Manual. With respect to Mr. Knoll's appointment to the Audit Committee, the Company's Board of Directors has determined in its business judgement that membership on the Audit Committee by Mr. Knoll is required because it is in the best interests of the Company and its stockholders. The Audit Committee operates under a written charter adopted by the Board of Directors included in this proxy statement as Appendix A.

          The primary functions of the Audit Committee are to monitor: (i) the integrity of the financial statements of the Company; (ii) the adequacy of the Company's internal controls; and (iii) the independence and performance of the Company's independent accountants. The responsibilities of the Audit Committee are: (i) to review and make recommendations to the Board of Directors regarding the adequacy of the Company's financial statements and compliance of such statements with financial standards; (ii) to evaluate and report to the Board of Directors regarding the adequacy of the Company's financial controls; and (iii) to review and appraise the audit efforts of the Company's independent accountants and internal audit function. The Audit Committee held three meetings during fiscal 2001.

         The responsibilities of the Compensation Committee include reviewing and recommending the compensation for executive officers, reviewing Company-wide employee benefit plans, and administering the Company's 1996 Stock Incentive Plan (the "Incentive Plan"). The Compensation Committee held three meetings during fiscal 2001. Messrs. Freeman, Knoll and Watkins are the current members of the Compensation Committee.

         The Executive Committee has the authority to take all actions that the Board as a whole is able to take, except, as limited by applicable law. The Executive Committee did not hold any meetings during fiscal 2001. Messrs. Freeman, Horn, Knoll and Offutt are the current members of the Executive Committee.

COMPENSATION OF DIRECTORS

         Directors who are not employees or officers of the Company receive $1,000 per month and $500 for each Board and committee meeting attended. Directors who are employees or officers of the Company do not receive additional compensation for service as a director. In addition, all directors are entitled to be reimbursed for certain expenses in connection with attendance of Board and committee meetings.

         The Incentive Plan provides that a non-employee who becomes a director of the Company will receive an option to purchase 10,000 shares of Class A Common Stock, with such vesting periods as the Board or the Compensation Committee may determine. Directors are eligible to receive options in addition to these initial grants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company historically has engaged, and expects to engage in the future, in business transactions with various Offutt Entities, including Ag Capital Company ("Ag Capital"), ACL Company, LLC ("ACL") and Farmers Equipment Rental, Inc. ("FER"), financing institutions which are controlled by Mr. Offutt and provide significant working capital and floor plan financing to the Company and/or financing to the Company's customers. Messrs. Offutt, Horn and Knoll each serve as officers or directors and have ownership interests in various of the Offutt Entities, including all of the Offutt Entities which have engaged in and will continue to engage in transactions with the Company, as described below. The Company believes that all of these transactions were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

         All transactions between the Company and any of the Offutt Entities or any of the Company's officers, directors, principal stockholders and their affiliates are approved both by a majority of all members of the Board and by a majority of the independent and disinterested outside directors, and are on terms believed to be no less favorable to the Company than could be obtained from unaffiliated third parties.

         The Company had sales to various Offutt Entities of equipment, trucks and related parts and service totaling $2.7 million in fiscal 2001.

         At times during fiscal 2001, the Company leased 22 of its store locations and real estate for a potential dealership site from an Offutt Entity, and leased many of its service vehicles from ACL and FER. Total rent expense for these leases was $4.0 million in fiscal 2001. These leases have terms expiring at various times from 2001 to 2012.

         The Company receives corporate support services from various Offutt Entities, including office space for its executive offices, use of conference and meeting facilities, use of an aircraft for Company business, administration of the Company's tax exempt voluntary employee benefit trust, real estate management services, and clerical and legal services. Total charges for such services were $681,041 in fiscal 2001. All such services are provided to the Company pursuant to a corporate services agreement, which is terminable by the Company in whole or in part on 30 days' notice, on the same cost basis as in prior years (based on pro rata usage of services or at a fixed charge).

         Ag Capital, ACL and FER provide financing to the Company's customers. The total amount of such customer financing outstanding as of the end of fiscal 2001 was $5.8 million. To facilitate sales to certain customers, the Company guarantees a portion of the outstanding balances of certain customer notes and lease contracts financed by third parties, including customer financing provided by Ag Capital, ACL and FER. The amount guaranteed by the Company to Ag Capital, ACL and FER for customer financing was $580,000 as of January 31, 2001.

         The Company finances certain of its working capital needs, primarily inventory financing for non-Deere equipment, receivables, fixed assets and acquisitions, through Ag Capital. Such financing typically bears interest based on LIBOR and the prime rate as they vary from time to time. Total interest paid by the Company to Ag Capital was $3.2 million in fiscal 2001. The total amount outstanding under these financing arrangements at January 31, 2001 was $41.2 million, with interest rates ranging from 9.7% to 10.22%.

         Under an agreement with Deere, Mr. Offutt personally guarantees all Company obligations to Deere. Mr. Offutt has the right to terminate his personal guaranty at any time, which would require the Company to obtain a letter of credit in an amount meeting Deere's then current guidelines from a bank acceptable to Deere. As of January 31, 2001, the required amount of the letter of credit to replace Mr. Offutt's personal guaranty was approximately $16.6 million. The Company estimates that it would cost approximately $332,000 per year to replace Mr. Offutt's personal guarantee with a letter of credit.

           Historically and prior to the Company's initial public offering in January 1997 (the "Offering"), the Company elected to be taxed as an S corporation. Through fiscal 1996, a portion of the net income of the Company was distributed to its stockholders, primarily to enable them to pay the tax liability incurred by them due to the Company's election to be taxed as an S corporation. During fiscal 1997 and prior to the Offering, the Company declared dividends to its stockholders of all the net income of the Company for fiscal 1997. Simultaneously with the Offering, the Company paid from the net proceeds of the Offering to its pre-Offering stockholders an additional aggregate distribution of $15.0 million. This amount represents substantially all of the previously undistributed, accumulated net income of the Company as of January 31, 1996 with respect to which such stockholders had previously paid taxes. The Company entered into a tax agreement with its pre-Offering stockholders prior to the Offering. This agreement provides that, to the extent such undistributed taxable income of the Company, as subsequently established in connection with the filing of the Company's tax return for the Company's last S corporation tax year, is less than these distributions, such stockholders will make a payment equal to such difference to the Company, and if such undistributed taxable income is greater than these distributions, the Company will make an additional distribution equal to such difference to such stockholders. This agreement also provides that the Company will indemnify its pre-Offering stockholders against additional income taxes resulting from adjustments made (as a result of a final determination made by a competent tax authority) to the taxable income reported by the Company as an S corporation for periods prior to termination of the S corporation status, but only to the extent those adjustments provide a tax benefit to the Company.

           In connection with the termination of the Company's S corporation status, the Company and Mr. Offutt entered into a mutual indemnification agreement relating to federal and certain state and local income tax liabilities of the Company and for tax years during which the Company elected to be treated as an S corporation. This agreement generally provides that the Company will indemnify Mr. Offutt, and Mr. Offutt will indemnify the Company, against any increase in the indemnified party's income tax liabilities (including interest and penalties and all expenses, attorneys' fees and accountants' fees incurred in connection therewith) for those jurisdictions in which an S corporation election was made or deemed to have been made. Mr. Offutt's indemnification is limited to the prior S corporation distributions he received.

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of Common Stock of the Company as of March 31, 2001, unless otherwise noted, for (a) each director, nominee for director and officer named in the Summary Compensation Table (set forth below) except for Gary Weihs who is no longer an officer as of March 31, 2001, and (b) all officers and directors of the Company as a group. The address for all officers and directors of the Company is 2829 South University Drive, Fargo, North Dakota 58103.

                                           NUMBER OF SHARES         PERCENT OF TOTAL
                                           ----------------           CLASS A AND      PERCENT OF TOTAL
NAME OF STOCKHOLDER                CLASS A(1)           CLASS B      CLASS B SHARES     VOTING POWER(2)
-------------------                ----------           -------      --------------     ---------------
Ronald D. Offutt                  631,692(3)(4)        7,450,492         61.0%              85.5%
Paul T. Horn                      440,080(5)                  --          3.3%               1.2%
Allan F. Knoll                    661,670(6)                  --          5.0%               1.9%
Bradford M. Freeman                72,000                     --           *                  *
Ray A. Goldberg                    23,500                     --           *                  *
Norman M. Jones                    68,615                     --           *                  *
James D. Watkins                   57,000                     --           *                  *
Thomas K. Espel                    29,122                     --           *                  *
Kenneth J. Horner, Jr.              8,000                     --           *                  *
John P. Summerville                18,000                     --           *                  *
Raymond L. Ochsner                  4,750
All officers and directors
  as a group (19 persons)       1,228,499(3)(4)        7,450,492         64.5%              86.7%

--------------------------------------
*   Less than one percent.

(1)   Includes 78,000, 19,500, 19,500, 22,000, 22,000, 22,000, 22,000, 13,000,
      2,400, 8,000, 4,500 and 271,070 shares subject to options which are held by Messrs. Offutt, Horn, Knoll, Freeman, Goldberg, Jones, Watkins, Espel, Horner, Summerville, Ochsner and all officers and directors as a group, respectively, which were exercisable on or within 60 days after March 31, 2001.

(2) In calculating the percent of total voting power, the voting power of shares of Class A Common Stock (one vote per share) and Class B Common Stock (four votes per share) is aggregated.

(3) Excludes 7,450,492 shares of Class A Common Stock into which Mr. Offutt's 7,450,492 shares of Class B Common Stock are convertible on a one-for-one basis.

(4) Excludes 12,903 shares of Class A Common Stock owned by Mr. Offutt's spouse as to which shares he disclaims any beneficial ownership.

(5) Includes 383,005 shares of Class A Common Stock that Mr. Horn has the right to acquire from Mr. Offutt pursuant to an option agreement.

(6) Includes 608,595 shares of Class A Common Stock that Mr. Knoll has the right to acquire from Mr. Offutt pursuant to an option agreement. Excludes 100 shares of Class A Common Stock owned by Mr. Knoll's spouse as to which shares he disclaims any beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Class A Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Class A Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. The Company believes that all directors, executive officers and beneficial owners of more than 10% of the Company's Class A Common Stock have filed with the SEC on a timely basis all reports required to be filed under Section 16 of the Exchange Act.



                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the members of the Office of the Chairman (Messrs. Offutt, Horn and Knoll) and by each of the four most highly paid officers of the Company for fiscal 2001. The Office of the Chairman was dissolved in December 2000 from which date Mr. Offutt is the sole Chief Executive Officer of the Company. The following table also includes Gary Weihs who was a highly paid officer during fiscal 2001 but was not an officer as of January 31, 2001:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                                  ANNUAL COMPENSATION        NUMBER OF SHARES
NAME AND PRINCIPAL POSITION(S)      FISCAL        -------------------           UNDERLYING        ALL OTHER
     DURING FISCAL 2001              YEAR      SALARY          CASH BONUS       OPTIONS(1)       COMPENSATION
     ------------------              ----      ------          ----------       ----------       ------------
Ronald D. Offutt                     2001           --               --               --              --
     CHAIRMAN AND CHIEF EXECUTIVE    2000           --               --               --              --
     OFFICER                         1999           --               --           30,000              --

Paul T. Horn                         2001     $150,000               --               --              --
     PRESIDENT                       2000     $150,000               --               --              --
                                     1999     $150,000               --           32,500              --

Allan F. Knoll                       2001           --               --               --              --
     CORPORATE SECRETARY             2000           --               --               --              --
                                     1999     $ 50,000               --           32,500              --

Gary L. Weihs (2)                    2001     $250,000               --           33,334              --
     CHIEF OPERATING OFFICER         2000           --         $100,000          200,000              --

Thomas K. Espel (3)                  2001     $199,615               --               --              --
     CHIEF FINANCIAL OFFICER         2000     $190,000         $ 40,000               --              --
                                     1999           --               --           32,500              --

Kenneth J. Horner, Jr. (4)           2001     $187,693               --            7,000              --
     EXECUTIVE VICE PRESIDENT -      2000     $147,308         $ 60,000               --              --
     CONSTRUCTION EQUIPMENT          1999     $ 64,751               --            2,500              --

Raymond L. Ochsner                   2001     $ 77,769         $ 98,350               --              --
     SENIOR VICE PRESIDENT -         2000     $ 74,039         $ 61,790               --              --
     MIDWEST AGRICULTURAL            1999     $ 50,000         $  5,000            7,500              --
     EQUIPMENT

John P. Summerville (5)              2001     $160,010               --               --              --
     SENIOR VICE PRESIDENT -         2000     $106,731         $115,500           20,000              --
     SOUTH CENTRAL CONSTRUCTION
     EQUIPMENT

----------------------------
(1)   All options were granted under the Incentive Plan.

(2) Mr. Weihs became an employee and Chief Operating Officer of the Company in January 2000. He left the Company in January 2001. Under the original employment agreement, he received a $100,000 signing bonus and a grant of an option to purchase 200,000 shares of common stock. Upon leaving the Company, the original employment contract was voided and a severance contract was agreed upon. Under the severance agreement, the original grant of an option to buy 200,000 shares of common stock was voided. In addition, Mr. Weihs will receive his annual salary of $250,000 for two years and a grant of an option to purchase 33,334 shares expiring at the end of his severance contract.

(3) Mr. Espel was appointed Executive Vice President - Finance of the Company in August 1998. Prior to becoming Chief Financial Officer in February 1999, he did not receive compensation directly from the Company other than the grant of an option to purchase 32,500 shares of Common Stock.

(4) Mr. Horner became an employee of the Company in July 1998. His compensation for fiscal 1999 represents the seven-month period through January 1999.

(5) Mr. Summerville became an employee of the Company in May 1999. His compensation for fiscal 2000 represents the nine-month period through January 2000.

OPTIONS GRANTED

         The following table provides information regarding the persons named in the foregoing Summary Compensation Table who received an option grant during fiscal 2001:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE VALUE AT
                      NUMBER OF     PERCENT OF                                ASSUMED ANNUAL RATES OF STOCK
                       SHARES          TOTAL                                     PRICE APPRECIATION FOR
                     UNDERLYING       OPTIONS       EXERCISE                         OPTION TERM (1)
                       OPTIONS      GRANTED IN     PRICE PER     EXPIRATION          ---------------
NAME                   GRANTED      FISCAL 2001      SHARE          DATE          5%               10%
----                   -------      -----------      -----          ----          --               ---
Gary L. Weihs        33,334(2)          27.4%       $4.00        12/30/02      $13,667           $28,001

Kenneth J. Horner     7,000(3)           5.7%       $6.00         3/15/10      $26,414           $66,937

-----------------------------
(1) The five and ten percent rates of appreciation are set by the rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of Common Stock.

(2) This option was granted under the Incentive Plan on December 31, 2000 at the then fair market value of Common Stock. It became exercisable in full at the date of grant.

(3) This option was granted under the Incentive Plan on March 16, 2000 at the then fair market value of Common Stock. It becomes exercisable in twenty percent annual installments commencing March 16, 2001 and becomes immediately exercisable in full upon death, disability, retirement or change in control of the Company.


OPTION EXERCISES AND OPTION VALUES

         The following table provides information regarding option exercises and the value of unexercised options held by the persons named in the foregoing Summary Compensation Table:

                   AGGREGATED OPTION EXERCISES IN FISCAL 2001
                   AND OPTION VALUES AT THE END OF FISCAL 2001

                                                                                     VALUE OF UNEXERCISED
                          SHARES                    NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS
                         ACQUIRED                OPTIONS AT JANUARY 31, 2001        AT JANUARY 31, 2001(1)
                            ON        VALUE      ---------------------------    -----------------------------
NAME                     EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                     --------    --------    -----------   -------------    -----------     -------------
Ronald D. Offutt             0          0          78,000         52,000             --              --
Paul T. Horn                 0          0          19,500         13,000             --              --
Allan F. Knoll               0          0          19,500         13,000             --              --
Gary L. Weihs                0          0          33,334         33,334             --              --
Thomas K. Espel              0          0          13,000         19,500             --              --
Kenneth J. Horner, Jr.       0          0           1,000          8,500             --              --
Raymond L. Ochsner           0          0           3,000          4,500             --              --
John P. Summerville          0          0           4,000         16,000             --              --

----------------------
(1) Since the closing price of Common Stock on the last trading day of fiscal 2001 ($4.00 per share) was equal to or less than the exercise prices of all unexercised options held by these persons, there were no unexercised in-the-money options at fiscal year end.

CONFIDENTIALITY AGREEMENTS

         Option grants to officers of the Company are conditioned upon the recipient having signed an agreement regarding confidential information. These agreements generally prohibit disclosure of confidential information to anyone outside the Company both during and after employment. In addition, option grants to executive officers of the Company are conditioned upon the recipient having signed an agreement regarding non-competition and inventions. These agreements generally restrict the employee from competing with the Company for a period of time after termination of employment with the Company, and provides any inventions or other works of authorship relating to or resulting from the employee's work for the Company will be the exclusive property of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 2001, no member of the Compensation Committee (i) was an officer, former officer or employee of the Company, except Mr. Knoll, or (ii) had any business relationship or conducted any transactions with the Company, other than the relationships disclosed under "Election of Directors - Certain Relationships and Related Transactions" involving Mr. Knoll.

         During fiscal 2001, no officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose officers served on the Board, other than Messrs. Offutt, Horn and Knoll with respect to the Offutt Entities, Mr. Espel with respect to Ag Capital, and Ms. Offutt with respect to PROffutt Limited Partnership (an Offutt Entity), or (ii) a director of another entity, one of whose officers served on the Board, other than Messrs. Offutt, Horn and Knoll with respect to the Offutt Entities and Mr. Espel with respect to Ag Capital.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board (the "Compensation Committee") is authorized to recommend compensation for the Company's directors and corporate officers, review compensation for the Company's operating officers, review the Company's retirement, health and welfare plans that cover substantially all employees (including the management of such plans), and administer the Incentive Plan (including determining the participants in the Incentive Plan and the amount, timing and other terms and conditions of awards under the Incentive Plan). During fiscal 2001, the Compensation Committee was comprised of Bradford M. Freeman, Allan F. Knoll and James D. Watkins. The Compensation Committee has furnished this report on executive compensation for fiscal 2001.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Company has developed a compensation policy that is designed to attract and retain executive officers responsible for the success of the Company and to motivate these persons to enhance long-term stockholder value. The executive compensation program presently consists primarily of annual base salary, short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options.

BASE SALARY

         Base salaries for executive officers of the Company are determined annually. This assessment involves a number of criteria and information including individual performance, cost of living and total compensation being paid for comparable positions at companies with which the Company competes for executive and management talent (e.g., specialty retailers such as equipment and truck dealership and rental companies). Principles of internal equity are also considered by evaluating salaries of comparable levels of responsibility within the Company.

CASH BONUS

         All executive officers are eligible to receive annual cash bonuses. The amount and performance criteria are determined annually and are based, in part, on an assessment of total compensation being paid for comparable positions at companies with which the Company competes for executive and management talent.

         Cash bonuses for executive corporate officers are based on individual performance and the Company's overall performance. Cash bonuses for executive operating officers are determined based on achievement of a variety of performance factors and criteria, including targeted return on assets, earnings per share growth, efficiency of asset management, profitability, sales growth, productivity and product support. Bonuses accrue monthly based on performance targets and are paid at the end of the fiscal year.

STOCK OPTION PROGRAM

         The Company adopted the Incentive Plan in connection with becoming a public company as a mechanism to advance the best interests of the Company and its stockholders by attracting, retaining and motivating employees, directors, advisors and consultants of the Company. The Incentive Plan provides for the grant of stock options (which may be non-qualified stock options or incentive stock options for tax purposes), stock appreciation rights issued independent of or in tandem with such options ("SARs"), restricted stock awards and performance stock awards, thereby increasing the personal stake of Incentive Plan participants in the continued success and growth of the Company. Equity participation in the Company, particularly through the grant of stock options, is anticipated to continue as an important part of future executive and management compensation.

CEO COMPENSATION

         Mssrs. Offutt, Knoll and Horn served as the Office of the Chairman through December 2000. The Office of the Chairman served as the Company's Chief Executive Officer until it was dissolved in December 2000. Mr. Offutt has solely served as the Company's Chief Executive Officer since the Office of the Chairman was dissolved. In addition, Mr. Horn served as the President of the Company through December 2000. His salary was believed to be substantially below competitive salaries for corresponding positions at similar organizations of comparable size and complexity as the Company. The Compensation Committee believes that Messrs. Offutt, Knoll and Horn were fully motivated to enhance long-term stockholder value as a result of their beneficial ownership of the Common Stock of the Company (see "Beneficial Ownership of Management").

ADDITIONAL INFORMATION

         The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Compensation Committee does not anticipate the Company will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Compensation Committee and the Company do not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but the Compensation Committee will formulate a policy on behalf of the Company if compensation levels approach $1,000,000.

         The following members of the Compensation Committee are giving this report:

                               Bradford M. Freeman
                               Allan F. Knoll
                               James D. Watkins


                             AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended January 31, 2001, with the Company's management. The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Arthur Andersen LLP with them.

         Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001, for filing with the SEC.

         The following members of the Audit Committee are giving this report:

                                 Ray A. Goldberg
                                 Norman M. Jones
                                 Allan F. Knoll


                            AUDITORS FOR FISCAL 2002

APPOINTMENT OF AUDITORS

         Upon the recommendation of the Company's Audit Committee, the Board has selected Arthur Andersen LLP, independent public accountants, as auditors of the Company for the fiscal year ending January 31, 2002. Arthur Andersen LLP has acted as independent certified public accountants for the Company since 1995.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions from stockholders.

AUDIT FEES

         Arthur Andersen LLP's fees for the Company's fiscal 2001 annual audit and quarterly financial statement reviews were $155,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Arthur Andersen LLP did not render any service to the Company in fiscal 2001 with respect to financial information systems design or implementation.

ALL OTHER FEES

         Arthur Andersen LLP's fees for all other services rendered to the Company in fiscal 2001 were $50,000 for tax preparation, tax planning and other tax consulting and $9,100 for research regarding accounting issues and other matters.


                                 OTHER BUSINESS

         The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                          COMPARATIVE PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index and the Standard & Poor's Diversified Machinery Group Index. This graph assumes that $100 was invested in the Company's Common Stock and in each of the two indices at the time of the Offering, and that subsequent dividends were reinvested in connection with those indices.


                               [PLOT POINTS CHART]

-------------------- -------------- --------------- ------------- ------------- ------------- -------------
                        1/23/97         1/31/97        1/30/98      1/29/99       1/31/00       1/31/01
-------------------- -------------- --------------- ------------- ------------- ------------- -------------
RDO                      100.00         113.71         119.35        54.84         38.31          25.81
-------------------- -------------- --------------- ------------- ------------- ------------- -------------
S & P Machinery          100.00         101.05         126.60        102.20        116.88        120.29
-------------------- -------------- --------------- ------------- ------------- ------------- -------------
S & P 500                100.00         101.15         128.37        170.07        187.67        185.98
-------------------- -------------- --------------- ------------- ------------- ------------- -------------

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Any stockholder who intends to present a proposal at the annual meeting of stockholders to be held in calendar 2002 and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting must deliver the proposal to the Company at its executive offices no later than January 5, 2002 and must satisfy applicable SEC requirements.

         In addition, the proxy solicited by the Board for the 2002 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than March 21, 2002.


                                    FORM 10-K

         Upon written request, the Company will mail without charge a copy of its annual report on Form 10-K, including the financial statements, schedules and list of exhibits. Requests should be sent to RDO Equipment Co., Stockholder Relations, P. O. Box 7160, Fargo, North Dakota 58106-7160, or to invest@rdoequipment.com.

                                   APPENDIX A
                                RDO EQUIPMENT CO.
                             AUDIT COMMITTEE CHARTER
                                      2001

      The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of RDO Equipment Co. (the "Company") designed to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the adequacy of the Company's internal controls, and (3) the independence and performance of the Company's Independent Accountants.

I.    ROLES AND RESPONSIBILITIES.

      A. MAINTENANCE OF CHARTER. The Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

      B. FINANCIAL REPORTING. The Committee shall review and make recommendations to the Board regarding the adequacy of the Company's financial statements and compliance of such statements with financial standards. In particular, and without limiting such responsibilities, the Committee shall:

            WITH RESPECT TO THE ANNUAL FINANCIAL STATEMENTS:

            * Review and discuss the Company's audited financial statements with management and with the Company's Independent Accountants.

            * Review an analysis prepared by management and the Independent Accountant of significant financial reporting issues and judgments made in connection with the preparation of the Company's audited financial statements.

            * Discuss with the Independent Accountant the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit.

            * Based on the foregoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company's Annual Report on Form 10-K.

            * Review and approve the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.


            WITH RESPECT TO QUARTERLY FINANCIAL STATEMENTS:

            * Review with management and the Independent Accountants the Company's quarterly financial statements prior to the filing of its Form 10-Q, or, if contemplated, before the public release of quarterly results. The review may be conducted through a designated representative member of the Committee.

      C. INTERNAL CONTROLS. The Committee shall evaluate and report to the Board regarding the adequacy of the Company's financial controls. In particular, the Committee shall:

            * Evaluate whether management sets the appropriate tone concerning controls and safeguarding of company assets.

            * Ensure that the Independent Accountants are aware that the Committee is to be informed of all control problems identified.

            * Review with the Company's legal counsel all matters that may have a material impact on the financial statements.

            * Review the effectiveness of systems for monitoring compliance with laws and regulations relating to financial reporting, including any issues that might implicate Section 10A of the Securities Exchange Act of 1934.

            * Receive periodic updates from management, legal counsel, and the Independent Accountants concerning financial compliance.

      D.    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS. The Committee shall:

            * Interview, evaluate, and make recommendations to the Board with respect to the retention of, or replacement of, Independent Accountants.

            * Ensure receipt from Independent Accountants of a formal written statement delineating all relationships between the Independent Accountant and the Company, consistent with Independence Standards Board Standard I.

            * Actively engage in a dialog with the Independent Accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Accountants.

            * Take, or recommend that the Board take, appropriate action to oversee the independence of the Independent Accountants. Notwithstanding the foregoing, the Independent Accountants shall be ultimately accountable to the Board and the Committee, as representatives of stockholders, and the Board, upon recommendation from the Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the Independent Accountant (or to nominate the Independent Accountant to be proposed for stockholder approval in any proxy statement).

II.   MEMBERSHIP REQUIREMENTS.

            * The Committee shall consist of at least three directors chosen by the Board.

            * Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee.

            * At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in financial sophistication, recognized financial or accounting expertise.

            * All Committee members shall be independent directors as defined in NYSE Rules 303.01(B)(3) and 303.02(D), or otherwise shall be in compliance with applicable NYSE Rules.

III.  STRUCTURE.

            * The Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.

            * The Committee Chairperson shall review and approve an agenda in advance of each meeting.

            * The Committee shall meet at least twice annually, or more frequently as necessary.

            * The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

            * The Committee may request any officer or employee of the Company or the Company's outside counsel or Independent Accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Accountant. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Accountant or to assure compliance with laws and regulations and the Company's corporate policies.

                                              RDO EQUIPMENT CO.

                                        ANNUAL MEETING OF STOCKHOLDERS

                                            TUESDAY, JUNE 5, 2001
               [MAP]                       11:00 A.M., CENTRAL TIME

                                               CONCORDIA COLLEGE
                                        KNUTSON CENTER -- CENTRUM ROOM
                                            901 EIGHTH STREET SOUTH
                                              MOORHEAD, MINNESOTA

DIRECTIONS FROM I-94:
     Go north on U.S. Highway 75 (also known as 8th Street). Turn left (west) on 12th Avenue S. to 5th Street S. Turn right (north) on 5th Street S. to 9th Avenue S. Turn right (east) on 9th Avenue S. to parking lots.

DIRECTIONS FROM U.S. HIGHWAY 10:
     Go south on 8th Street to Concordia College campus.
     Parking lot is on the right (west) side of the street between 7th Avenue S. and 10th Avenue S.





[LOGO]   RDO EQUIPMENT CO.
         2829 SOUTH UNIVERSITY DRIVE, FARGO, NORTH DAKOTA 58103            PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON TUESDAY, JUNE 5, 2001.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN
ITEM 1.

By signing the proxy, you revoke all prior proxies and appoint Ronald D. Offutt, Paul T. Horn and Allan F. Knoll, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.








                      SEE REVERSE FOR VOTING INSTRUCTIONS.
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                       [ARROW] PLEASE DETACH HERE [ARROW]





   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN ITEM 1.

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
1.  Election of directors:

    01 Ronald D. Offutt         05 Ray A. Goldberg            [ ] Vote FOR            [ ] Vote WITHHELD
    02 Paul T. Horn             06 Norman M. Jones                all nominees            from all nominees
    03 Allan F. Knoll           07 James D. Watkins               (except as marked)
    04 Bradford M. Freeman

                                                                  __________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED   |                                          |
NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX        |__________________________________________|
PROVIDED TO THE RIGHT.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR
EACH PROPOSAL.

Address Change? Mark Box [ ]
Indicate changes below:                                            Date _____________________________, 2001.


                                                                  __________________________________________
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                                                                 Signature(s) in Box
                                                                 Please sign exactly as your name(s) appear
                                                                 on Proxy. If held in joint tenancy, all
                                                                 persons must sign. Trustees, administrators,
                                                                 etc., should include title and authority.
                                                                 Corporations should provide full name of
                                                                 corporation and title of authorized officer
                                                                 signing the proxy.
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